Exhibit 99.1



            Clear Channel Outdoor Reports First Quarter 2006 Results


    SAN ANTONIO--(BUSINESS WIRE)--May 3, 2006--Clear Channel Outdoor Holdings Inc. (NYSE:CCO) today reported results for its first quarter ended March 31, 2006.
    The Company reported revenues of $598.4 million in the first quarter of 2006, a 3% increase over the $579.0 million reported for the first quarter of 2005. Included in the Company's revenue is a $28.5 million decline due to movements in foreign exchange; strictly excluding the effects of these movements in foreign exchange, revenue growth would have been 8%. See reconciliation of revenue excluding effects of foreign exchange to revenue. Clear Channel Outdoor's expenses increased 1% to $459.4 million during the first quarter of 2006 compared to 2005. Included in the Company's expenses is approximately $1.5 million of non-cash compensation and a $26.5 million decline due to movements in foreign exchange.
    Clear Channel Outdoor's income and diluted earnings per share were $8.1 million and $0.02, respectively, during the first quarter of 2006. This compares to a net loss of $5.9 million or $0.02 loss per diluted share in the first quarter of 2005.
    The Company's first quarter 2006 net income included approximately $17.1 million of pre-tax gains, $0.03 per diluted share after-tax, on the swap of certain assets. Excluding these gains, Clear Channel Outdoor's first quarter 2006 net income would have been a net loss of $1.5 million or $0.01 loss per diluted share. See reconciliation of net income and diluted earnings per share at the end of this press release.
    The Company's OIBDAN (defined as Operating Income before Depreciation & amortization, Non-cash compensation expense and Gain on disposition of assets -- net) was $125.9 million in the first quarter of 2006, a 14% increase from the first quarter of 2005. Strictly excluding the effects of foreign exchange movements, the Company's first quarter 2006 OIBDAN would have increased 16% as compared to the first quarter of 2005. See reconciliation of OIBDAN to net income at the end of this press release.
    "Our first quarter results highlight the extraordinary strength of our business model," said Mark P. Mays, Chief Executive Officer. "Solid revenue growth across our operations, combined with a disciplined approach to costs, lead to a significant increase in our operating income. Even as we invest in further strengthening the value proposition of our platform through digital technologies, we continue to deliver consistent improvement in our profitability. Going forward, we remain focused on maximizing our global footprint to capitalize on the exciting array of growth opportunities in front of us."
    "Our first quarter top-line and OIBDAN growth over the first quarter of 2005 are testaments to the inherent strength of our medium and, more importantly, to the success of our continued efforts to build sales intensity, enhance customer service and drive operating efficiencies," added Paul J. Meyer, Global President and Chief Operating Officer.


Revenue and Direct Operating and SG&A Expenses by Division


(In thousands)                          Three Months Ended
                                             March 31,       % Change
                                       --------------------- ---------
                                          2006       2005
                                       ---------- ----------
Revenue
-------
 Americas                               $274,102   $253,850      8%
 International Outdoor                   324,267    325,109      0%
                                       ---------- ----------
Consolidated revenue                    $598,369   $578,959      3%
                                       ========== ==========

Direct Operating and SG&A Expenses
 by Division
----------------------------------
 Americas                               $168,205   $161,752
 Less: Non-cash compensation expense      (1,157)      (156)
                                       ---------- ----------
                                         167,048    161,596      3%

 International Outdoor                   291,226    293,899
 Less: Non-cash compensation expense        (323)        --
                                       ---------- ----------
                                         290,903    293,899     (1%)

 Plus: Non-cash compensation expense       1,480        156
                                       ---------- ----------
Consolidated direct operating
 and SG&A expenses                      $459,431   $455,651      1%
                                       ========== ==========

    The Company's 2006 revenue and direct operating and SG&A expenses declined approximately $28.5 million and $26.3 million, respectively, from foreign exchange movements during the first quarter of 2006 as compared to the same period of 2005.


OIBDAN
------
 Americas                               $107,054    $92,254     16%
 International Outdoor                    33,364     31,210      7%
 Corporate                               (14,563)   (12,975)
                                       ---------- ----------
Consolidated OIBDAN                     $125,855   $110,489     14%
                                       ========== ==========

See reconciliation of OIBDAN to net income at the end of this press release.


    Americas

    The Company's Americas revenue increased 8% during the first quarter of 2006 as compared to the first quarter of 2005 primarily attributable to growth in average rates across most of the Company's inventory. Local revenues performed better than national revenues during the quarter across the majority of the Company's markets. Strong market revenue growth during the quarter included Los Angeles, San Francisco, Orlando, San Antonio and Cleveland. The Company's Latin American markets also had a very strong first quarter. Strong advertising client categories included entertainment and amusements, business and consumer services, insurance and real estate.
    Direct operating and SG&A expenses increased 4% in the first quarter of 2006 over the first quarter of 2005 primarily from an increase in bonus and commission expenses of $2.9 million related to the increase in revenue, and non-cash compensation expense of $1.2 million recognized in 2006 related to the adoption of FAS 123R. The Company's direct production expenses were essentially unchanged during the first quarter of 2006 compared to the first quarter of 2005 primarily from lower production expenses on its Spectacolor displays.

    International Outdoor

    Revenues from the Company's international outdoor operations decreased $0.8 million in the first quarter of 2006 as compared to the first quarter of 2005 primarily from movements in foreign exchange. The Company's revenue growth would have been 9%, strictly excluding the effects of foreign exchange. The growth in revenues was attributable to growth in both street furniture and billboard sales and Clear Media Limited (a Chinese outdoor company), which the Company began consolidating in the third quarter of 2005. Strong markets for the first quarter of 2006 as compared to the first quarter of 2005 included France, Italy and Australia.
    Direct operating and SG&A expenses decreased 1% over the first quarter of 2005. Strictly excluding the effects of foreign exchange, the Company's expenses would have increased 8% primarily from the consolidation of Clear Media and site lease expenses including an increased rental from the renewal of a street furniture contract in the United Kingdom. Also included in the increase is $0.3 million in non-cash compensation expense related to the adoption of FAS 123R.

    FAS No. 123R: Share Based Payment ("FAS 123R")

    The Company adopted FAS 123R on January 1, 2006 under the modified-prospective approach which requires it to recognize non-cash compensation cost in the 2006 financial statements for all options granted after the date of adoption as well as for any options that were granted prior to adoption but not vested. Under the modified-prospective approach, no stock option expense is reflected in the financial statements for 2005 attributable to these options. Non-cash compensation expense recognized in the financial statements during 2005 relates to restricted stock awards. The following table details non-cash compensation expense for the first quarter of 2006 and 2005, respectively, assuming the Company expensed options during 2005:


(In millions)                            Three Months Ended March 31,
                                        ------------------------------
                                           2006     2005(a)   2005(b)
                                        ---------- --------- ---------
Direct operating expense                     $1.1      $0.2      $1.0
SG&A                                          0.4        --       0.4
Corporate                                      --        --        --
                                        ---------- --------- ---------
Total non-cash compensation                  $1.5      $0.2      $1.4
                                        ========== ========= =========


(a) Actual non-cash compensation expense recognized in the 2005 financial statements.

(b) Assumes the Company expensed options during 2005.


    Conference Call

    The Company will host a teleconference to discuss results today beginning at 9:00 a.m. Eastern Time (in conjunction with the Clear Channel Communications conference call). The conference call number is 866-719-0110 and the pass code is 8302224. The same conference call number and pass code is being used for the Clear Channel Communications teleconference as well. Please call 10 minutes in advance to ensure that you are connected prior to the presentation. The teleconference will also be available via a live audio cast on the Clear Channel website, located at www.clearchannel.com. A replay of the call will be available for 72 hours after the live conference call, beginning at 12:00 p.m. Eastern Time. The replay number is 888-203-1112 and the pass code is 8302224. The audio cast will also be archived on the website and will be available beginning 24 hours after the call for a period of 30 days.


TABLE 1 -- Financial Highlights of Clear Channel Outdoor Holdings Inc.
 and Subsidiaries -- Unaudited


                                        Three Months Ended
(In thousands, except per share data)        March 31,
                                       ---------------------
                                          2006       2005    % Change
                                       ---------- ---------- ---------
Revenue                                 $598,369   $578,959      3%
Direct operating expenses (includes
 non-cash compensation expenses of
 $1,066 and $156 in 2006 and 2005,
 respectively)                           328,626    326,054
Selling, general and administrative
 expenses (includes non-cash
 compensation expenses of $414 and
 none in 2006 and 2005, respectively)    130,805    129,597
Corporate expenses (includes non-cash
 compensation expenses of $22 and none
 in 2006 and 2005, respectively)          14,585     12,975
Depreciation and amortization             96,320     98,266
Gain on disposition of assets -- net      22,756      1,581
                                       ---------- ----------
Operating Income                          50,789     13,648    272%

Interest expense                          40,054     39,658
Equity in earnings of nonconsolidated
 affiliates                                1,378        345
Other income (expense) -- net               (434)    (2,842)
                                       ---------- ----------
Income (loss) before income taxes and
 minority interest                        11,679    (28,507)
Income tax benefit (expense):
 Current                                  18,475     14,511
 Deferred                                (23,614)     9,054
                                       ---------- ----------
Income tax benefit (expense)              (5,139)    23,565
Minority interest income (expense),
 net of tax                                1,593       (950)
                                       ---------- ----------

Net income (loss)                         $8,133    $(5,892)
                                       ========== ==========

Diluted net earnings (loss)
 per share(a)                               $.02      $(.02)
                                       ========== ==========

Weighted average shares outstanding
 -- Diluted(a)                           350,001    350,000


(a) Diluted per share amount for 2005 is calculated on a pro forma basis assuming the initial public offering of 10% of the Company's stock occurred on January 1, 2005. Diluted net loss per share for the three months ended March 31, 2005, based on actual weighted average shares outstanding of 315,000, was $0.02 per diluted share.

TABLE 2 -- Selected Balance Sheet Information

Selected balance sheet information was:


(In millions)                         March 31, 2006 December 31, 2005
                                      -------------- -----------------
                                        (Unaudited)      Audited
Cash                                        $87.3           $108.6
Due from Clear Channel Communications       $35.7             $0.1
Total Current Assets                     $1,065.2         $1,050.2
Net Property, Plant and Equipment        $2,140.8         $2,153.4
Total Assets                             $4,925.2         $4,918.3

Current Liabilities (excluding
 current portion of long-term debt)        $627.1           $653.0
Long-Term Debt (including current
 portion of long-term debt)                $228.2           $227.8
Debt with Clear Channel
 Communications                          $2,500.0         $2,500.0
Shareholders' Equity                     $1,241.6         $1,209.4


TABLE 3 -- Capital Expenditures -- Unaudited

Capital expenditures for the first quarter of 2006 and 2005 were:


(In millions)                           March 31, 2006  March 31, 2005
                                        --------------  --------------

Non-revenue producing                        $18.7           $14.6
Revenue producing                             25.0            20.5
                                        --------------  --------------
  Total capital expenditures                 $43.7           $35.1
                                        ==============  ==============

    The Company defines non-revenue producing capital expenditures as those expenditures that are required on a recurring basis. Revenue producing capital expenditures are discretionary capital investments for new revenue streams, similar to an acquisition.


TABLE 4 -- Long-Term Debt -- Unaudited

At March 31, 2006, Clear Channel Outdoor had long-term debt of:


(In millions)                                           March 31, 2006
                                                        --------------

Bank Credit Facility                                          $15.4
Debt with Clear Channel                                     2,500.0
Other Debt                                                    212.8
                                                        --------------
  Total                                                    $2,728.2
Cash                                                           87.3
Due from Clear Channel Communications                          35.7
                                                        --------------
  Net Debt                                                 $2,605.2
                                                        ==============


    Liquidity and Financial Position

    For the quarter ended March 31, 2006, cash flow from operating activities was $80.1 million, cash flow used by investing activities was $65.2 million, cash flow used in financing activities was $35.1 million, and the effect of exchange rate changes on cash was $1.2 million for a net decrease in cash of $21.4 million.
    Leverage, defined as total debt, net of cash and the receivable from Clear Channel Communications, divided by the trailing 12-month OIBDAN, was 3.5x at March 31, 2006.

    Supplemental Disclosure Regarding Non-GAAP Financial Information

    Operating Income before Depreciation and Amortization (D&A),
Non-cash Compensation Expense and Gain on Disposition of Assets -- Net
(OIBDAN)

    The following tables set forth Clear Channel Outdoor's OIBDAN for the three months ended March 31, 2006 and 2005. The Company defines OIBDAN as net income adjusted to exclude non-cash compensation expense and the following line items presented in its Statement of Operations:
Minority interest, net of tax, Income tax benefit (expense); Other income (expense) -- net; Equity in earnings of nonconsolidated affiliates; Interest expense; Gain on disposition of assets -- net; and, D&A.
    The Company uses OIBDAN, among other things, to evaluate the Company's operating performance. This measure is among the primary measures used by management for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and cash flows from operating activities. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
    The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. It helps improve investors' ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
    Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions, which are excluded.
    In addition, because a significant portion of the Company's advertising operations are conducted in foreign markets, principally France and the United Kingdom, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (i.e. a foreign currency adjustment is made to the 2006 actual foreign revenues and expenses at average 2005 foreign exchange rates) allows for comparison of operations independent of foreign exchange movements.
    As required by the SEC, the Company provides reconciliations below of (i) OIBDAN for each segment to consolidated operating income; (ii) Revenue excluding foreign exchange effects to Revenue; (iii) Expense excluding foreign exchange effects to Expense; (iv) OIBDAN to net income, the most directly comparable amounts reported under GAAP; and
(v) Net Income and Diluted Earnings Per Share excluding certain items discussed earlier.


                                                  Gain on
              Operating   Non-cash              disposition
(In            income   compensation           of assets --
 thousands)    (loss)      expense      D&A         net       OIBDAN
              --------- ------------- -------- ------------- ---------

Three Months
 Ended March
 31, 2006
-------------
Americas       $63,665        $1,157  $42,232           $--  $107,054
Intl Outdoor   (21,047)          323   54,088            --    33,364
Corporate      (14,585)           22       --            --   (14,563)
Gain on
 disposition
 of assets --
 net            22,756            --       --       (22,756)       --
              --------- ------------- -------- ------------- ---------
 Consolidated  $50,789        $1,502  $96,320      $(22,756) $125,855
              ========= ============= ======== ============= =========

Three Months
 Ended March
 31, 2005
-------------
Americas       $48,995          $156  $43,103           $--   $92,254
Intl Outdoor   (23,953)           --   55,163            --    31,210
Corporate      (12,975)           --       --            --   (12,975)
Gain on
 disposition
 of assets --
 net             1,581            --       --        (1,581)       --
              --------- ------------- -------- ------------- ---------
 Consolidated  $13,648          $156  $98,266       $(1,581) $110,489
              ========= ============= ======== ============= =========


Reconciliation of Revenue excluding Foreign Exchange Effects to
 Revenue

                                        March 31,  March 31,
(In thousands)                            2006       2005
                                       ---------- ----------

Revenue                                 $598,369   $578,959      3%
Add: Foreign exchange decline             28,525         --
                                       ---------- ----------
Revenue excluding effects of foreign
 exchange                               $626,894   $578,959      8%
                                       ========== ==========

International Outdoor Revenue           $324,267   $325,109      0%
Add: Foreign exchange decline             29,537         --
                                       ---------- ----------
International Outdoor Revenue
 excluding effects of foreign exchange  $353,804   $325,109      9%
                                       ========== ==========


Reconciliation of Expense excluding Foreign Exchange Effects to
 Expense

                                        March 31,  March 31,
(In thousands)                            2006       2005
                                       ---------- ----------

International Outdoor Expense           $291,226   $293,899     (1%)
Add: Foreign exchange decline             27,062         --
                                       ---------- ----------
International Outdoor Expense
 excluding effects      of foreign
 exchange                               $318,288   $293,899      8%
                                       ========== ==========


OIBDAN excluding Foreign Exchange Effects to OIBDAN


                                        March 31,  March 31,
(In thousands)                            2006       2005
                                       ---------- ----------

OIBDAN                                  $125,855   $110,489     14%
Add: Foreign exchange decline              2,247         --
                                       ---------- ----------
OIBDAN excluding effects of foreign
 exchange                               $128,102   $110,489     16%
                                       ========== ==========


Reconciliation of OIBDAN to Net income


                                                  Three Months Ended
(In thousands)                                         March 31,
                                                 ---------------------
                                                    2006       2005
                                                 ---------- ----------

OIBDAN                                            $125,855   $110,489
Non-cash compensation expense                        1,502        156
Depreciation & amortization                         96,320     98,266
Gain on disposition of assets -- net                22,756      1,581
                                                 ---------- ----------
Operating Income                                    50,789     13,648

Interest expense                                    40,054     39,658
Equity in earnings of nonconsolidated affiliates     1,378        345
Other income (expense) -- net                         (434)    (2,842)
                                                 ---------- ----------
Income (loss) before income taxes and minority
 interest                                           11,679    (28,507)
Income tax benefit (expense):
   Current                                          18,475     14,511
   Deferred                                        (23,614)     9,054
                                                 ---------- ----------
Income tax benefit (expense)                        (5,139)    23,565
Minority interest (income) expense                   1,593       (950)
                                                 ---------- ----------

Net income (loss)                                   $8,133    $(5,892)
                                                 ========== ==========


Reconciliation of Net Income and Diluted Earnings per Share ("EPS")

(In millions, except per share   Three Months Ended Three Months Ended
 data)                             March 31, 2006     March 31, 2005
                                 ------------------ ------------------
                                 Net Income   EPS   Net Income   EPS
                                 ---------- ------- ---------- -------
Reported Amounts                      $8.1    $.02      $(5.9)  $(.02)
Less: Gain on disposition
 of asset                            (17.1)   (.05)        --      --
Current and deferred tax effects       7.5     .02         --      --
                                 ---------- ------- ---------- -------
Amounts excluding certain items      $(1.5)  $(.01)     $(5.9)  $(.02)
                                 ========== ======= ========== =======


    About Clear Channel Outdoor Holdings

    Clear Channel Outdoor, headquartered in San Antonio, Texas, is a global leader in the outdoor advertising industry providing clients with advertising opportunities through billboards, street furniture displays, transit displays, and other out-of-home advertising displays

    Certain statements in this document constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "believe," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.
    Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this document include, but are not limited to: changes in business, political and economic conditions in the U.S. and in other countries in which Clear Channel Outdoor currently does business (both general and relative to the advertising industry); fluctuations in interest rates; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; fluctuations in exchange rates and currency values; changes in tax rates; and changes in capital expenditure requirements and access to capital markets. Other unknown or unpredictable factors also could have material adverse effects on Clear Channel Outdoor's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in Clear Channel Outdoor's reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors" of the Company's Annual Report filed on Form 10-K for the year ended December 31, 2005. Except as otherwise stated in this document, Clear Channel Outdoor does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.



    CONTACT: Clear Channel Outdoor Holdings Inc., San Antonio
             Investors:
             Randy Palmer, 210-832-3315
             or
             Media:
             Lisa Dollinger, 210-832-3474
             www.clearchanneloutdoor.com